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                                                                     EXHIBIT 4.4

                                  $100,000,000

                                ASK JEEVES, INC.

           ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE JUNE 1, 2008

                          REGISTRATION RIGHTS AGREEMENT

                                                                    June 4, 2003

Credit Suisse First Boston LLC
     Eleven Madison Avenue
     New York, New York 10010-3629

Dear Sirs:

         Ask Jeeves, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Credit Suisse First Boston LLC (the "INITIAL PURCHASER"), upon the terms set forth in a purchase agreement of even date herewith (the "PURCHASE AGREEMENT"), $100,000,000 aggregate principal amount (plus up to an additional $15,000,000 principal amount) of its Zero Coupon Convertible Subordinated Notes due 2008 (the "INITIAL SECURITIES"). The Initial Securities will be convertible into shares of common stock, par value $0.001 per share, of the Company (the "UNDERLYING SHARES") at the conversion price set forth in the Offering Circular dated May 29, 2003 (the "OFFERING CIRCULAR"). The Initial Securities will be issued pursuant to an Indenture, dated as of June 4, 2003 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of (i) the Initial Purchaser and (ii) the holders of the Initial Securities and the Underlying Shares (collectively, the "SECURITIES,") from time to time until such time as such Securities are no longer Registrable Securities (as defined below) (each of the forgoing a "HOLDER" and collectively the "HOLDERS"), as follows:

         1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 90 days after the latest date of the original issuance of the Initial Securities file with the Securities and Exchange Commission (the "COMMISSION") and thereafter use commercially reasonable efforts to cause to be declared effective as soon as practicable (but in no event later than 180 days after latest date of the original issuance of the Initial Securities a registration statement on an appropriate form (the "SHELF REGISTRATION STATEMENT") relating to the offer and sale of the Registrable Securities (as defined herein) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "SECURITIES ACT") (hereinafter, the "SHELF REGISTRATION"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder is an Electing Holder (as defined in Section 2(l)). "REGISTRABLE SECURITIES" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and sold in accordance with the Shelf Registration Statement, (ii) the date on which such Security is sold pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act or (iii) ceases to be outstanding.

                  (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein, as the same may be amended and

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supplemented from time to time (the "PROSPECTUS"), to be lawfully delivered by the Electing Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of its filing or such shorter period that will terminate when the Securities cease to be Registrable Securities (such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities not being able to offer and sell such Registrable Securities during that period, unless such action is (i) required by applicable law, (ii) taken by the Company in good faith and contemplated by
Section 2(b)(vi) below, and the Company thereafter complies with the requirements of Section 2(h).

         (c) Notwithstanding any other provision of this Agreement to the contrary, at all times during the Shelf Registration Period, except during any Deferral Period (defined below), the Company shall cause the Shelf Registration Statement, as of the effective date of the Shelf Registration Statement and as of the effective date of any post-effective amendment thereto, and the Prospectus (including any supplements thereto), as of the date it is filed with the Commission, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

         (a) The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering of the Initial Securities) is participating in the Shelf Registration Statement, shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; and (ii) subject to paragraph (l) of this Section 2 (A) and prior to the effectiveness of the Shelf Registration Statement, include the names of Electing Holders who propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling securityholders in the Shelf Registration Statement and (B) after the effectiveness of the Shelf Registration Statement and during the Shelf Registration Period, if an Electing Holder has not been named as a selling securityholder in the Shelf Registration Statement, file any necessary post-effective amendments or supplements to the Shelf Registration Statement in order to name such Electing Holders as selling securityholders, provided that the Company shall be obligated to file such post-effective amendment or supplement only once in each of the quarterly periods commencing May 15, August 15, November 15 and February 15 of each year during the Shelf Registration Period.

         (b) The Company shall give written notice to the Initial Purchaser and the Holders (which notice pursuant to clauses (iii)-(vi) hereof shall be accompanied by a Deferral Notice (as defined below)):

                  (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission;

                  (ii) when the Shelf Registration Statement or any post effective amendment thereto has become effective;

                  (iii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus, to the extent that the Company determines in good faith that the Shelf Registration Statement or Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) misleading without the changes requested by the Commission;

                  (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

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                  (v)      of the receipt by the Company or its legal counsel of
         any notification with respect to the suspension of the qualification of the Securities for sale in any state of the United States or the District of Columbia; and

                  (vi) if the Company determines in good faith to suspend the use of the Shelf Registration Statement or Prospectus because of the existence or occurrence of any corporate development with respect to the Company or the happening of any event that, in the good faith judgment of the Company requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         The requirement that the Company give written notice of the events in clauses (i) and (ii) above may be satisfied by issuance of press releases through Dow Jones & Company, Inc. or Business Wire (or their successors in interest or any other nationally recognized wire service).

         If the Company suspends the use of the Prospectus pursuant to any of clause (iii)-(vi) above, it shall give notice to the Electing Holders that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and each Electing Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement or deliver the Prospectus included therein to purchasers from the date of receipt of any Deferral Notice until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(h), or until it is advised in writing by the Company that the Prospectus may be used, and copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus are made available by the Company (such as by public Edgar filing with the Commission). The Company need not specify the nature of the event giving rise to the Deferral Notice. Each Holder agrees not to disclose to any third party the fact that a Deferral Notice was issued or the substance of any communications between the Company and any Holder related thereto, provided that the Company requests such non-disclosure. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as practicable. Notwithstanding anything to the contrary in the immediately preceding sentence, the periods during which the availability of the Shelf Registration Statement and the Prospectus is suspended (each a "DEFERRAL PERIOD") shall not exceed 45 days in the aggregate in any 90-day period and shall not exceed 120 days in the aggregate in any twelve-month period. Notwithstanding such time limits, subsequent to the Company's issuance of a Deferral Notice no Holder may resume sales under the Shelf Registration Statement or delivery any related Prospectus until such Deferral Notice has been revoked by the Company.

         (c) The Company shall make every commercially reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement.

         (d) The Company shall furnish to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including those, if any, incorporated by reference), if the Holder so requests in writing.

         (e) The Company shall, during the Shelf Registration Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) as such person may reasonably request. The Company consents, subject to the provisions and restrictions of this Agreement, to the use of the Prospectus at any time during the Shelf Registration Period (except during a Deferral Period) by each of the selling Holders in connection with the offering and sale of the Registrable Securities.

         (f) Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Electing Holders and their counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Electing Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

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         (g)  The Company shall, to the extent contemplated by the Indenture, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Electing Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Shelf Registration Statement.

         (h) Upon the occurrence of any event contemplated by paragraphs (iii) through (vi) of Section 2(b) above during the Shelf Registration Period, the Company shall, if necessary, promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company issues a Deferral Notice to the Initial Purchaser and the Electing Holders in accordance with paragraphs (iii) through (vi) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the receipt by the Initial Purchaser and the Electing Holders of the Deferral Notice to and including the date when the Initial Purchasers and the Electing Holders shall have received such amended or supplemented Prospectus pursuant to this Section 2(h); provided that such extended period of effectiveness shall remain subject to earlier termination as provided in Section 1(b).

         (i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Initial Securities and the Underlying Shares issuable upon conversion of the Initial Securities registered under the Shelf Registration Statement, and, if required, provide the Trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

         (j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

         (k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "TRUST INDENTURE ACT") in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

         (l) Each Holder shall furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as is requested by the form of notice and questionnaire attached as Annex A to the Offering Circular and such additional information as the Company may from time to time reasonably require in connection with the Shelf Registration Statement (each Holder properly providing such information, an "ELECTING HOLDER"), and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information to the Company on or prior to the fifth Business Day before (1) the effectiveness of the Registration Statement (provided, however, that Holders shall be permitted no less than 30 calendar days from the date of the Offering Circular to return a completed and signed Questionnaire to the Company) or (2) after the initial effectiveness of the Shelf Registration Statement, the date of filing the post-effective amendment or supplement to the Shelf Registration Statement contemplated by Section 2(a). Any Holder of Registrable Securities that fails to return a completed and signed Questionnaire within the time periods provided in the prior sentence will not be entitled (i) to be named as a selling securityholder in the Shelf Registration Statement (or amendment or supplement thereto) as of the date the Shelf Registration Statement (or amendment or supplement thereto) is declared effective or (ii) unless and until such Holder is added to the Shelf Registration Statement as a selling securityholder, to use the Prospectus for offers or resales of Registrable Securities.

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         (m)  The Company shall enter into such customary agreements (including, an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 7 hereof) and take all such other appropriate actions, if any, as any Electing Holder shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to the Shelf Registration.

         (n) The Company shall (i) make reasonably available for inspection during normal business hours by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Electing Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of
Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

         (o) In connection with an underwritten offering pursuant to Section 7 hereof, the Company, if requested by the underwriter, shall cause (i) its counsel to deliver an opinion relating to the Securities in customary form addressed to each Holder participating in the underwritten offering and the managing underwriter(s) covering matters customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities; (ii) its authorized officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the Registrable Securities and (iii) its independent public accountants to provide to the Holders participating in the underwritten offering of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72, in each of paragraph (ii) and (iii), dated the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be.

         (p) In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the Rules) and such broker dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         (q) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby.

         3. Registration Expenses. (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

                  (i)      all registration and filing fees and expenses;

                  (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

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                  (iii)    all expenses of printing (including printing
         certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

                  (iv) all fees and disbursements of counsel for the Company;

                  (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                  (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. Selling Holders will bear their individual selling expenses, including commissions and discounts and transfer taxes.

         (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders covered by any such Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, as may be designated by the Holders of a majority in principal amount of the Securities covered by such Shelf Registration Statement (provided that Holders of Underlying Shares issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Underlying Shares were converted) to act as counsel for the Holders in connection therewith.

         4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information in the Questionnaire submitted by or on behalf of such Holder or otherwise pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder ; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above

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with respect to the indemnification of the Holders of the Securities if requested by Holders participating in an underwritten offering pursuant to
Section 7 hereof.

         (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information in the Questionnaire submitted by or on behalf of such Holder or otherwise pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

         (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).

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Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

         (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Initial Securities (provided that for the purposes of this Section 5 holders of Underlying Shares issued upon conversion of Initial Securities shall not be deemed holders of Underlying Shares, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Underlying Shares were converted) shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

                  (i) the Shelf Registration Statement has not been filed with the Commission by the 90th day after the latest date of the original issuance of the Initial Securities;

                  (ii) the Shelf Registration Statement has not been declared effective by the Commission by the 180th day after the latest date of the original issuance of the Initial Securities;

                  (iii) the Company fails to amend or supplement the Shelf Registration Statement in order to add Electing Holders as selling securityholders within the time periods set forth in Section 2(a); or

                  (iv) the Shelf Registration Statement is declared effective by the Commission but during the Shelf Registration Period
         (A) the Shelf Registration Statement or the Prospectus ceases to be effective or usable in connection with resales of the Securities during the Shelf Registration Period and (B)(x) if applicable, the Company does not terminate the Deferral Period described in Section 2(b) above by the 45th day or the 120th day, as the case may be or (y) in all other cases, subject to Section 5(b), the Company does not have the Shelf Registration Statement and related Prospectus effective and usable within five business days after it ceased to be effective or usable by a post-effective amendment or a report filed pursuant to the Exchange Act, except in each case as the result of filing a post-effective amendment solely to add additional selling securityholders.

         Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

         Additional Interest shall accrue on (A) in the case of paragraph (iii) above, the Initial Securities held by the Holders affected by the relevant Registration Default and (B) in all other cases, all of the Initial Securities, from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate per annum (the "ADDITIONAL INTEREST RATE") of (a) 0.25% of the principal amount of the Initial Securities to and including the 90th day following the occurrence of such Registration Default and (b) 0.50% of the principal amount of the Initial Securities from and after the 91st day following the occurrence of such Registration Default. In no event shall interest accrue at a rate per annum exceeding 0.50%.

         (b) A Registration Default referred to in Section 5(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the Prospectus if such Registration Default has

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

occurred solely as a result of (A) the filing or the need to file a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the Prospectus, (B) the filing or the need to file a post-effective amendment to incorporate modifications to the Shelf Registration Statement in connection with comments from the Commission relating to such Shelf Registration Statement or any documents required to be incorporated therein or
(C) other material events with respect to the Company that would need to be described in such Shelf Registration Statement and Prospectus, and in each of
(A), (B) and (C) the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and Prospectus and to file and have declared effective such Shelf Registration Statement; provided, however, that if in any such case the use of the Shelf Registration Statement is suspended under this paragraph (b) for a continuous period in excess of 45 days, Additional Interest shall be payable in accordance with the above paragraph from the day following such 45 day period until such Registration Default is cured; provided, further however, that if the Shelf Registration Statement is suspended for more than 45 days in the aggregate in any 90-day period or more than 120 days in the aggregate in any twelve-month period under this Section 5(b) or pursuant to a Deferral Period, Additional Interest shall be payable by the Company in accordance with Section 5(a) from the 46th day or the 121st day, as applicable, until such Registration Default is cured.

         (c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Initial Securities, or if there are no such regular payment dates, June 1 and December 1. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the applicable Initial Securities, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

         6. Rules 144 and 144A. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time during the Shelf Registration Period the Company is not required to file such reports, it will, upon the written request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants during the Shelf Registration Period that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         7. Underwritten Registrations. Any Electing Holder who desires to do so may request to sell Registrable Securities (in whole or in part) in an underwritten offering; provided that the Electing Holders of (i) at least $40 million aggregate principal amount of the Initial Securities (or if the Initial Securities have been converted into the Underlying Shares, the amount of Initial Securities that such Electing Holder would have held had such Electing Holder not converted shall be included in such offering) shall be included in such underwritten offering and (ii) the Company shall have agreed to such underwritten offering. If any of the Registrable Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("MANAGING UNDERWRITERS") will be selected by the holders of a majority in aggregate principal amount of such Registrable Securities to be included in such offering (provided that holders of Underlying Shares issued upon conversion of the Initial Securities shall not be deemed holders of Underlying Shares, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Underlying Shares were converted) provided that such Managing Underwriters shall be reasonably acceptable to the Company.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

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

         8.   Miscellaneous.

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that holders of Underlying Shares issued upon conversion of Initial Securities shall not be deemed holders of Underlying Shares, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Underlying Shares were converted). Without the consent of the Holder of each Initial Security that is a Registrable Security, however, no modification may change the provisions relating to the payment of Additional Interest.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

                  (2) if to the Initial Purchaser;

                           Credit Suisse First Boston LLC
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Fax No.: (212) 325-8278
                           Attention: Transactions Advisory Group

                  with a copy to:

                           Shearman & Sterling
                           555 California Street
                           San Francisco, CA 94104
                           Attention: John Wilson

                  (3) if to the Company, at its address as follows:

                           5858 Horton St., Suite 350
                           Emeryville, CA 94608
                           Attention: General Counsel

                  with a copy to:

                           O'Melveny & Meyers LLP
                           Embarcadero Center West, Suite 2600
                           275 Battery Street
                           San Francisco, CA 94111-3344
                           Attention: Karen Dreyfus

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

         (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

         (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

         (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.

                                         Very truly yours,

                                         ASK JEEVES, INC.


                                         by        /s/ Steve Sordello
                                            -----------------------------------
                                            Name:  Steve Sordello
                                            Title: Chief Financial Officer

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC

by        /s/ Emmanuel DeSousa
   ----------------------------
   Name:  Emmanuel DeSousa
   Title: Director